EXHIBIT 11



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF PER SHARE EARNINGS
(In Thousands, Except Per Share Data)

________________________________________________________________________________
_________________________
                                                               Nine Months to
Three Months to
                                                                September 30
September 30
                                                           _____________________
_____________________
                                                              1995       1994
1995        1994
________________________________________________________________________________
_________________________
EARNINGS (LOSS) PER SHARE OF COMMON STOCK,
  as Shown on the Consolidated
  Statement of Income

  Net income (loss)  . . . . . . . . . . . . . . . . .     $(66,123)    $109,430
$(11,215)    $(24,557)
                                                           ________     ________
________     ________

  Average common shares outstanding. . . . . . . . . .       93,180       92,991
93,312       93,017
                                                           ________     ________
________     ________

    Earnings (loss) per share of common stock  . . . .     $   (.71)    $   1.18
$   (.12)    $   (.26)
                                                           ========     ========
========     ========


PRIMARY EARNINGS (LOSS) PER SHARE

  Net income (loss)  . . . . . . . . . . . . . . . . .     $(66,123)    $109,430
$(11,215)    $(24,557)
                                                           ________     ________
________     ________

  Average common shares outstanding. . . . . . . . . .       93,180       92,991
93,312       93,017
  Incremental shares resulting from
    assumed exercise of stock options. . . . . . . . .           69           97
75           75
                                                           ________     ________
________     ________
  Average common shares, as adjusted . . . . . . . . .       93,249       93,088
93,387       93,092
                                                           ________     ________
________     ________

    Primary earnings (loss) per share  . . . . . . . .     $   (.71)(2) $
1.18(1) $   (.12)(2) $   (.26)(2)
                                                           ========     ========
========     ========


FULLY DILUTED EARNINGS (LOSS) PER SHARE (Note 2)

  Net income (loss)  . . . . . . . . . . . . . . . . .     $(66,123)    $109,430
$(11,215)    $(24,557)
  Interest on 7 1/4% Convertible Subordinated
    Debentures, net of tax effect. . . . . . . . . . .        8,948        9,022
3,090        2,974
                                                           ________     ________
________     ________
  Net income (loss), as adjusted . . . . . . . . . . .     $(57,175)    $118,452
$ (8,125)    $(21,583)
                                                           ________     ________
________     ________

  Average common shares outstanding. . . . . . . . . .       93,180       92,991
93,312       93,017
  Incremental shares resulting from
    assumed exercise of stock options. . . . . . . . .          110          117
155           75
  Shares issuable from assumed conversion
    of 7 1/4% Convertible Subordinated
    Debentures . . . . . . . . . . . . . . . . . . . .        4,559        4,583
4,559        4,583
                                                           ________     ________
________     ________
  Average common shares, as adjusted . . . . . . . . .       97,849       97,691
98,026       97,675
                                                           ________     ________
________     ________

    Fully diluted earnings (loss) per share  . . . . .     $   (.58)    $   1.21
$   (.08)    $   (.22)
                                                           ========     ========
========     ========

________________________________________________________________________________
_________________________

Notes:
(1) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
(2) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to either paragraph 30 or 40 of APB Opinion No. 15 because the assumed exercise of stock options and/or the assumed conversion of the 7 1/4% Convertible Subordinated Debentures produce an antidilutive result.